Exhibit 10.24

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Date of Issuance: April 15, 2021

WARRANT TO PURCHASE SHARES

OF

FULL TRUCK ALLIANCE CO. LTD.

This Warrant (the “Warrant”) certifies that, for value received, Sinopec Capital Co., Ltd. (中国石化集团资本有限公司), a limited liability company incorporated under the laws of People’s Republic of China (the “PRC”) (“Sinopec”, and together with its successor or permitted assigns, the “Holder”) is entitled to purchase, on the terms set forth herein, (i) 104,463,233 series A-16 preferred shares with par value of US$0.00001 per share of Full Truck Alliance Co. Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”) (the “Series A-16 Preferred Shares”; and such number of Series A-16 Preferred Shares, the “Preferred Number”); or (ii) such number of class A ordinary shares with par value of US$0.00001 per share of the Company (the “Class A Ordinary Shares”, together with Series A-16 Preferred Shares as the “Warrant Shares”; and such number of Class A Ordinary Shares, the “Ordinary Number”) that is equal to the number of Class A Ordinary Shares into which the Preferred Number of Series A-16 Preferred Shares would have been converted immediately prior to the initial public offering of the Company (the “IPO”) assuming that such Series A-16 Preferred Shares have been issued prior to the IPO, as the case may be as specified hereinafter.

This Warrant is issued as an integral part of a series of transactions between Sinopec and its Affiliates on the one hand and the Company and/or its Affiliates on the other hand (the “Transaction”). According to such Transaction, Sinopec Marketing Co., Ltd. Sichuan Petroleum Branch (中国石化销售股份有限公司四川石油分公司) (“Sinopec Marketing”), a company established under the laws of the PRC and an Affiliate of the Holder has entered into negotiations with Tianjin Manbang Energy Technology Co., Ltd. (天津满帮能源科技有限公司), a company established under the laws of the PRC and a Subsidiary of the Company, in relation to the purchase and sales of diesel and liquefied natural gas and the refueling by Manbang Energy’s clients in certain oil and gas stations operated by Sinopec Marketing, and they have entered into or are to enter into a Business Collaboration Agreement in connection with such collaboration.

Capitalized terms used and not defined herein shall have the meanings given to them in the Fifth Amended and Restated Shareholders’ Agreement, entered into by all the shareholders of the Company on November 17, 2020, as may be further amended and restated from time to time (the “Shareholders Agreement”).

1.    Purchase of Shares. Subject to the terms and conditions hereinafter, the Holder shall be obliged to, at a time no later than the Expiration Time, by exercising this Warrant, purchase from the Company, (i) if the exercise of this Warrant occurs prior to the consummation of the IPO, the Preferred Number of Series A-16 Preferred Shares, or (ii) if the exercise of this Warrant occurs upon or after the IPO, the Ordinary Number of Class A Ordinary Shares, in each case subject to adjustment as provided herein at an exercise price per Warrant Share equal to the applicable Exercise Price as provided under Section 2(a) hereof (as adjusted from time to time pursuant to the provisions of this Warrant). For purposes of this Warrant, “Expiration Time” means 5:00 p.m. Beijing time on the date of the earlier of (i) the expiration of one hundred and eighty (180) days after the Date of Issuance; or (ii) the expiration of thirty (30) days after the effective date of the IPO, or such time as may be extended by the Company. For the avoidance of doubt, (i) the Company shall have the sole discretion not to extend the Expiration Time, and the Holder’s right to purchase the Series A-16 Preferred Shares or Class A Ordinary Shares hereunder shall terminate at the Expiration Time; (ii) in case the Company decides to extend the Expiration time of this Warrant, the Holder shall continue to be obliged to exercise this Warrant according to the terms set forth herein before the Expiration Time as extended by the Company.

2.    Obligation to Exercise; Issuance of Certificates; Acknowledgement.

(a)    Exercise Price.

The per share purchase price for the Warrant Shares shall be US$0.57436476 (the “Exercise Price”), which is subject to further adjustments as applicable under Section 4, and the aggregate purchase price shall be US$60,000,000 (the “Aggregate Purchase Price”). In addition, as mutually agreed and confirmed herein, the pre investment valuation for Full Truck Alliance Co. Ltd. is US$11,645,173,466 immediately upon the execution of this Warrant, which is subject to further capital adjustments from time to time.

(b)    Exercise Period; Issuance of Certificates; Acknowledgement.

(i)This Warrant is exercisable only in whole before the end of the Expiration Time, and shall be exercised by the Holder within ten (10) Business Days or a longer period as agreed by the Company upon the completion by the Holder of the ODI Procedures, with evidence of such completion provided by the Holder (including but not limited to 《境外投资项目备案通知书》,《企业境外投资证书》,《外汇登记凭证》 (the “ODI Documents”)) (the date of such exercise, the “Exercise Date”), provided that, the Warrant shall in no event be exercisable after fifteen (15) Business Days upon the completion by the Holder of the ODI Procedures if the Warrant has not been exercised therebefore. The Holder hereby undertakes to use its commercially best efforts to obtain its ODI Approvals as soon as possible after the execution of this Warrant, and the Company agrees to use its commercially best efforts to provide all necessary assistances to the Holder for obtaining its ODI Approvals. Specifically, the Company and the Holder shall execute and deliver a Share Purchase Agreement in the form attached hereto as Exhibit A (the “SPA”), which is executed only for the filing of ODI Procedures. The Holder and the Company agree that the SPA is for the purpose of filing of ODI Procedures only and notwithstanding any provisions to the contrary in the SPA, the provisions of this Warrant shall prevail over the provisions of the SPA. “ODI Procedures” means the filing with and/or approval by (i) the National Development and Reform Commission of the PRC or its local counterparts, (ii) the Ministry of Commerce of the PRC or its local counterparts, and (iii) the banks authorized by the State of Foreign Exchange in relation to the investment to be made by the Holder to the Company pursuant to exercise of this Warrant (the “Bank Authorization”). The Company agrees that to the extent that by the Expiration Time the Holder has filed application for the Bank Authorization but has not obtained the Bank Authorization, the Company may, at its sole discretion, extend the Expiration Time by a reasonable period of time as determined by the Company in its absolute discretion pursuant to Section 1.

(ii)On the Exercise Date, the Holder shall deliver a duly executed Notice of Exercise, in the form attached hereto as Exhibit B, to the Company (the “Notice of Exercise”). Within ten (10) Business Days following the Exercise Date, the Holder shall wire the aggregate Exercise Price in respect of all the Warrant Shares in immediately available US dollars to the following bank account of the Company:

Account Name:	Full Truck Alliance Co. Ltd.
Bank Code:	006
Branch Code:	391
SWIFT Code:	CITIHKHXXXX
USD Interest Bearing Account:	1087465019
Beneficiary Bank Name:	Citibank N.A. Hong Kong Branch 3 Garden Road, Central, Hong Kong

The Company agrees that the Warrant Shares to be purchased pursuant to the Notice of Exercise shall be and are deemed to be issued to the Holder as the record owner of such shares on the date on which this Warrant, together with a duly executed copy of the Notice of Exercise, has been delivered to the Company.

(iii)In case the Holder exercises this Warrant prior to the IPO, the Holder shall deliver to the Company a duly executed deed of adherence in the form attached hereto as Exhibit C on the Exercise Date. For avoidance of any doubt, in case the Holder exercises this Warrant on or after the IPO, the Holder shall have no special rights other than those rights entitled to by any and all other holders of the then outstanding Class A Ordinary Shares of the Company (including but not limited to the registration rights, if any).

(iv)Certificates for the Warrant Shares (as unpaid shares), together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised and in any event within five (5) Business Days following the Exercise Date. Each certificate so delivered shall be in such denominations of the Warrant Shares (as unpaid shares) as may be requested by the Holder hereof and shall be registered in the name of the Holder. For avoidance of doubt, certificates for the Warrant Shares shall include (1) an unexecuted copy of a duly issued share certificate (as unpaid shares) representing the Warrant Shares, and (2) an updated copy of the register of members of the Company reflecting the Holder’s ownership of the Warrant Shares marked as unpaid shares, certified by the registered agent of the Company. After Exercise Date and upon receipt of the Exercise Price paid by the Holder pursuant to Section 2(b)(iii), the Company shall (i) deliver to such Investor a copy of the share certificate signed by a director of the Company, duly completed in the name of the Holder, representing the Warrant Shares (as fully paid shares) subscribed by the Holder, provided that the original share certificate shall be delivered to such Investor within fifteen (15) Business Days after receipt of the Exercise Price paid by the Holder; (2) update the Company’s register of members, duly register the Warrant Shares (as fully paid shares) subscribed by the Holder, in the name of the Holder and deliver a copy of the register of members (certified by the registered agent of the Company) within five (5) Business Days after receipt of the Exercise Price paid by the Holder.

3.    Reservation of Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant (together with all Class A Ordinary Shares issuable upon conversion of Series A-16 Preferred Shares, in case the Holder exercises this Warrant before the IPO) will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights and similar rights of any shareholder and free of all taxes, liens, charges, other encumbrances or restrictions with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of authorized but unissued Series A-16 Preferred Shares (together with the number of Class A Ordinary Shares issuable upon conversion) and Class A Ordinary Shares, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such Warrant Shares shall be issued as provided herein without violation of any applicable law.

4.    Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

(a)    Conversion or Redemption of Preferred Shares. If all of the outstanding Preferred Shares of the Company are redeemed or converted into Class A Ordinary Shares, then this Warrant shall automatically become exercisable, still subject to Section 2(b), for that number of Class A Ordinary Shares equal to the number of Class A Ordinary Shares that would have been received if this Warrant had been exercised in full and the Preferred Shares received thereupon had been simultaneously converted into Class A Ordinary Shares immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate purchase price of the Warrant Shares for which this Warrant was exercisable immediately prior to such conversion, by (ii) the number of Class A Ordinary Shares for which this Warrant is exercisable immediately after such conversion.

(b)    Subdivisions, Combinations and Dividends. In the event the Company shall at any time subdivide its outstanding Preferred Shares into a greater number of Preferred Shares or pay a dividend in respect of its outstanding Preferred Shares, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced and conversely, in the event the outstanding Preferred Shares of the Company shall be combined into a smaller number of Preferred Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(c)    Reclassification. If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Preferred Shares shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Preferred Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding Preferred Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Preferred Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

(d)    Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Preferred Shares purchasable upon the exercise of this Warrant, the Company shall promptly give written notice thereof, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by a director of the Company and shall state the exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. For the avoidance of doubt, the Company acknowledges that the Holder of this Warrant shall be entitled to the benefit of all adjustments in the number of Class A Ordinary Shares of the Company issuable upon conversion of the Warrant Shares of the Company which occur prior to the exercise of this Warrant including but not limited to any increase in the number of Class A Ordinary Shares issuable upon conversion as a result of a dilutive issuance of capital stock.

5.    Transfers of Warrant. Subject to compliance with the Act or other applicable securities laws and subject to compliance with the same transfer restriction under the Shareholders Agreement, this Warrant and all rights hereunder are transferable or assignable in whole by the Holder (such transferring or assigning holder being a “Transferor”) (i) to any of its Affiliates (the “Affiliate Transferee”) without the prior written consent of the Company, provided, however, that the Holder shall give advance written notice to the Company with respect to a proposed transfer of such Warrant, or (ii) to any third party that is not an Affiliate of the Holder (the “Non-Affiliate Transferee”; together with the Affiliate Transferee, the “Transferee”) with the prior written consent of the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

6.    Loss or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the event of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the event of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, shall make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

7.    Covenants of Company.

(a)    No Impairment. The Company will not, by amendment of the Fifth Amended and Restated Memorandum and Articles of Association of the Company, adopted on November 10, 2020 (the “Articles”) or any other agreements or documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will use its commercially best efforts to ensure that the par value of any shares issuable upon the exercise of this Warrant will not be increased above the amount payable therefor upon such exercise, and (b) will take or procure the taking of all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon exercise of this Warrant.

(b)    Further Assurances. The Company agrees to cooperate fully with the Holder and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the Holder to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant. Further, the Company agrees to use its commercially best efforts and endeavors to cooperate with the Holder to make necessary and reasonable amendment, restatement and/or supplement to this Warrant with any process or supervision as may be required by requisite supervision authorities for stated-owned assets, provided that such amendment, restatement and/or supplement shall have no adverse effect on the Company.

(c)    Further Representations and Warranties. Upon the Exercise Date, the Company shall be deemed to make to the Investor the covenants set forth in Section 5 (excluding the covenants set forth in Section 5.3), the covenants set forth in Section 6 (excluding the covenants set forth in Section 6.2) and the representations and warranties set forth in Schedule 3 (the “Representations and Warranties”) of the Share Subscription Agreement dated November 17, 2020 by and among the Company and the investors purchasing the Series A-16 Preferred Shares (the “Series A-16 SSA”), and the Representations and Warranties shall be true and accurate as of the Exercise Date, except as otherwise stated therein or in the Disclosure Letter as attached to the Series A-16 SSA (the “Disclosure Letter”) and except for any aspect of the Company and its Affiliates as of the Exercise Date that has deviated from or otherwise become inconsistent with the Representations and Warranties and the Disclosure Letter but would not have or reasonably be expected to have a Material Adverse Effect (as defined in the Series A-16 SSA).

8.    No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder or any of Affiliate thereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company with respect to the Warrant Shares. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Preferred Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

9.    Holder Assurances. The Holder acknowledges, agrees and covenants that, after exercise of this Warrant and in connection with the IPO, the Holder shall:

(a)     unless it has obtained prior written consent of the Company, it will not, and will cause its Affiliates not to, whether directly or indirectly, at any time from now on until the expiry of 180 days of the completion of the IPO, (i) lend, offer, pledge, hypothecate, hedge, grant, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or create an encumbrance over, or enter into any other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of , any Warrant Share; (ii) enter into any transactions directly or indirectly, in whole or in part, with the same economic effect as any aforesaid transactions; (iii) publicly announce any intention to enter into any aforesaid transaction; and (iv) agree or announce any intention to enter into or contract to do any aforesaid transactions;

(b)    enter into and deliver to the Company and its underwriters of the IPO a lock-up undertaking and other customary documents, in the ordinary course of IPO, with reasonable terms per the request of the underwriters (or a representative of the underwriters) of the IPO;

(c)    if requested by the Company’s underwriters or by applicable rules and regulations in connection with the IPO, use its commercially best efforts and endeavors to cooperate with the Company, without adversely affecting its rights or privileges in any material respect, to amend, restate and/or supplement this Warrant.

10.    Amendment and Waiver. Subject to the Section 9(c), any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company and the Holder.

11.    Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors.

12.    Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days advance written notice to the Company or Holder, as applicable, given in accordance with this Section). Where such notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of sixty hours after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as provided above.

If notice to the Company:

Address:     Tianshan SOHO, #2 Building, 16F, 1717 Tianshan Road, Changning District, Shanghai

Tel:                ******

Email:            ******@amh-group.com

Attention:      Cai Chong

If notice to the Holder:

Address:         22nd Floor, World Financial Center East Tower, 1 East 3rd Ring Middle Road, Chaoyang District, Beijing, China

Tel:                ******

Email:            ******@sinopec.com

Attention:       Dan Ye

13.    Attorneys’ Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reimbursement of its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

14.    Headings. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

15.    Governing Law. This Warrant is to be construed in accordance with and governed by the laws of the Hong Kong Special Administrative Region without regard to principles of conflict of laws thereunder.

16.    Dispute Resolution.

(a)    Negotiation between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Warrant. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 15(b) shall apply.

(b)    Arbitration. In the event the parties are unable to settle a dispute between them regarding this Warrant in accordance with subsection (a) above, such dispute, including the validity, invalidity, breach or termination of this Warrant, shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) then in effect, which rules are deemed to be incorporated by reference into this subsection (b). There shall be three (3) arbitrators. Where there are more than one (1) party to one (1) side of the dispute, the parties whose interests are aligned shall jointly select one (1) arbitrator. The other party to such a dispute shall select one (1) arbitrator. The HKIAC shall select the third arbitrator. The decision of the arbitrators (by rule of majority) shall be final and binding on the parties (including any decision on their fees) and their fees shall be borne and paid by the parties in such proportions as the arbitrators shall determine. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the dispute, this Warrant shall continue to be performed except with respect to the part in dispute and under adjudication.

17.    Interpretation. For all purposes of this Warrant, except as otherwise expressly provided, (i) the term “or” is not exclusive; (ii) the terms defined herein and any capitalized terms used herein without definition shall include the plural as well as the singular, (iii) all references in this Warrant to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision, and (vi) “include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the expression “without limitation”.

18.    No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of any party or its counsel.

19.    Counterparts. This Warrant may be executed in two or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

20.    Severability. If one or more provisions of this Warrant are held to be unenforceable under any applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

21.    Entire Agreement. This Warrant, together with the exhibits hereto and thereto, constitute the entire agreement among the Company and the Holder with respect to the subject matter hereof.

22.    Saving of Rights. No course of dealing and no failure or delay by the Holder in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Warrant or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Warrant, or in any manner preclude its additional or future exercise; nor shall the action of the Holder with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of any Holder with respect to any other default.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by a director thereunto duly authorized.

COMPANY:	Full Truck Alliance Co. Ltd.

	By:	/s/ Hui Zhang
	Name:	Hui Zhang
	Title:	Director

ACCEPTED BY:

Sinopec Capital Co., Ltd. (中国石化集团资本有限公司) (Seal)

By:	/s/ Mingrong Sun
Name:
Title:

Signature Page to Warrant to Purchase Shares

EXHIBIT A

股份认购协议

Share Purchase Agreement

本股份认购协议（以下简称“本协议”）由以下各方于 2021年    月     日共同签署：

This Share Purchase Agreement (this “Agreement”) is made and entered into on [*], 2021 by and among:

投资人：中国石化集团资本有限公司（以下简称 “中石化资本”）

Investor：Sinopec Capital Co., Ltd. (the “Party A”)

注册地：中国(河北)自由贸易试验区雄安片区容城县雄安市民服务中心企业办公区 C栋第2层215单元

Registered Address：Unit 215, 2nd floor, building C, enterprise office area, xiong’an Civic Service Center, Rongcheng County, xiong’an District, China (Hebei) pilot Free Trade Zone

发行人：Full Truck Alliance Co. Ltd.（中文名“满帮集团”，以下简称“乙方”）

The Company：Full Truck Alliance Co. Ltd. (the “Party B”)

注册地：Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205, Cayman Islands

Registered Address：Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205, Cayman Islands

以上各方单独称为“一方”，共同称为“各方”。

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

1

甲方和/或其控制的境外关联方（以下简称“认购方”）同意拟以认购乙方发行的一定数量优先股（以下简称“优先股”）的形式投资乙方，乙方同意发行并出售给认购方前述优先股。甲、乙各方经协商一致，就股份认购事宜，达成如下协议：

The Party A and/or its controlled offshore affiliate (the “Purchaser”) intends to invest in the Party B by subscribing and purchasing certain class of Preferred Shares of the Company (the “Preferred Shares”), and the Party B intends to issue and sell such class of Preferred Shares to the Purchaser. After mutual negotiation by the Party A and Party B, parties reach the following agreement on the matter of the share purchase:

一、优先股出售与认购:

Purchase and Sale of Preferred Shares:

1.乙方同意发行并出售合计104,463,233股A-16轮优先股（以下简称“认购股份 ”）给认购方，认购方同意认购前述全部股份。认购方认购数量及认购价格具体如下：

投资人名称	股份类别	股数 （股）	认购价格 （美元）	股权比 例
中石化资本	A-16轮优先股	104,463,233	60,000,000	0.513%

为免歧义，上述第1条项下新发行的各轮次认购股份享有不劣于乙方所有股东于 2020年11月17日签署的第五次修订及重述的股东协议，以及乙方于 2020年11月10日通过的第五次修订及重述的章程项下相应轮次优先股股东的一切及全部权利。

The Party B agrees to issue and sell an aggregate of 104,463,233 Series A-16 Preferred Shares (the “Purchased Shares”) to the Purchaser, and the Purchaser agree to subscribe for the Purchased Shares. The number and class of Purchased Shares and price of the Purchaser are as follows:

Name of Investor	Class of Shares Purchased	Number of Shares Purchased	Purchase Price (USD)	Percentages
中石化资本	Series A-16 Preferred Shares	104,463,233	60,000,000	0.513%

For the avoidance of doubt, the rights and privileges attached to the Purchased Shares issued under section 1 hereof shall be no less favorable than the rights and privileges attached to the shares of the corresponding class as provided in the Fifth Amended and Restated Shareholders’ Agreement entered into by all the shareholders of the Company on November 17, 2020 and the Fifth Amended and Restated Memorandum and Articles of Association of the Company adopted on November 10, 2020.

2.认购总价格为60,000,000美元。

The total purchase price is USD60,000,000.

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3.交割：认购方应自取得主管发改委及主管商务部门备案证明文件之日起 3个月（但因银行、外汇业务管理登记系统操作要求等非因认购方原因导致支付延迟的，前述付款日应相应递延）内缴付相应的认购价款。乙方在收到认购方全额支付的认购价款后 5个工作日内（i）更新股东名册以反映认购方在本协议项下之投资；及（ ii）向已全额支付认购价款的认购方出具股票证书。

Closing: The Purchaser shall pay the corresponding purchase price within 3 months from the date of obtaining the filing certificates of the competent development and reform commission and the competent commerce authorities, provided that the payment date shall be extended accordingly if the payment is delayed due to reasons not attributable to the Purchaser, including without limitation reasons attributable to the bank and the operation requirement of the foreign exchange administration and filing system. Party B shall, within 5 business days after receiving the purchase price hereunder in full, (i) update its Register of Members to reflect the Purchaser’s investment made hereunder; and (ii) provide share certificate(s) to the Purchaser who has paid its respective purchase price in full.

二、变更登记手续的办理：

The Share Purchase and Change Registration Formalities:

1.股份认购变更登记手续由乙方负责办理。认购方应配合乙方办理前述变更登记。

Party B shall be responsible for the change registration formalities to reflect the share purchase set forth in section 1. The Purchaser shall cooperate with Party B with respect to the aforementioned process.

2.在本次股份认购过程中发生的过户费等相关费用由各方协商承担。

The share purchase fee and other relevant expenses incurred in the process of share purchase shall be borne by the Parties through negotiation.

三、陈述与保证：

Representations and Warranties:

1.各方系根据其注册地的法律依法设立并有效存续。

The Parties are duly incorporated, organized and validly existing under the Laws of the jurisdiction of its incorporation or organization.

2.各方均拥有签署本协议及其作为参与方的其他交易文件，以及履行本协议项下义务的所有必要权力、授权和行为能力。

The Parties have all requisite power, authority and capacity to enter into this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder.

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四、协议书的变更或解除:

The Change or Termination of the Agreement:

各方经协商一致，可以变更或解除本协议书。经协商变更或解除本协议书的，各方应另签订变更或解除协议书。

The Parties can change or terminate this Agreement by mutual negotiation. The Parties shall reach a written agreement if this Agreement has any change or termination through negotiation.

五、法律适用和争议解决：

Governing Law and Dispute Resolution:

本协议适用香港法律。因本协议引起的或与本协议有关的任何争议应提交香港国际仲裁中心按照其届时有效的仲裁规则进行仲裁解决。

This Agreement shall be governed by and construed under the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) when an arbitration notice is submitted in accordance with the HKIAC Rules.

六、违约责任：

Liability for Breach of the Agreement:

本协议一经生效，各方必须自觉履行，任何一方未按协议规定全面履行义务的，应当依照本协议及相关法律的规定承担责任。

Once this Agreement is effective, all the Parties must consciously perform. If any Party who fails to fulfill all the obligations as stipulated in the Agreement, such Party shall take the responsibility in accordance with the provisions of this Agreement and relevant law.

七、生效条件：

Effective Condition:

本协议书经各方当事人签字或盖章后生效。

This Agreement shall come into effect after being signed by all the Parties.

八、其他：

Others:

本协议一式五份，各方当事方各执一份，其余报有关部门存档或审批。

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This Agreement is executed in five copies with a copy for each Party, the rest is submitted to the relevant governmental authorities for filing or approval purpose.

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兹证明，下述签名人已自文首所述日期签署本协议：

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above:

投资人：

Investor ：

中国石化集团资本有限公司（盖章）

授权代表:	/s/ Mingrong Sun
姓名：
职务：

以兹证明，下述签名人已自文首所述日期签署本协议：

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above:

发行人：

The Company：

Full Truck Alliance Co. Ltd.

By:	/s/ Hui Zhang
Name:
Title:

EXHIBIT B

NOTICE OF EXERCISE

To:     Full Truck Alliance Co. Ltd.

The undersigned hereby elects to purchase [*] Series A-16 Preferred Shares [/Class A Ordinary Shares] of Full Truck Alliance Co. Ltd., pursuant to the terms of the attached Warrant to Purchase Preferred Shares of Full Truck Alliance Co. Ltd. (the “Warrant”), with respect to the Warrant Shares (as defined in the Warrant) required under the Warrant accompanies this notice.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for immediate resale or with a view to distribution of such shares or any part thereof.

WARRANT HOLDER:

[the Warrant Holder or its Assignee]
(Seal)

By:
Name:
Title:

Date:

Name in which Series A-16 Preferred Shares [/Class A Ordinary Shares] should be registered:

Exhibit B

Exhibit C

Deed of Adherence

This Deed of Adherence (“Deed of Adherence”) is executed by the undersigned (the “Warrant Holder”) pursuant to the terms of that certain Fifth Amended and Restated Shareholders’ Agreement dated as of November 17, 2020 (the “Shareholders Agreement”) by and among Full Truck Alliance Co. Ltd., a Cayman Islands exempted company (the “Company”), certain of its shareholders and certain other parties named thereto, and in consideration of the Shares (as defined below) acquired by the Warrant Holder thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Shareholders Agreement. By the execution of this Deed of Adherence, the Warrant Holder agrees as follows:

1.    Acknowledgment. The Warrant Holder acknowledges that the Warrant Holder is acquiring [*] Series A-16 Preferred Shares of the Company (the “Shares”) upon exercise of a Warrant issued by the Company on [*], 2021 (the “Warrant”), subject to the terms and conditions of the Warrant.

2.    Agreement. Immediately upon issuance of the Shares, the Warrant Holder (i) agrees that the Shares acquired by the Warrant Holder shall be bound by and subject to the terms of the Shareholders Agreement, and (ii) hereby adopts the Shareholders Agreement with the same force and effect as if the Warrant Holder were originally an Investor thereunder.

3.    Notice. Any notice required or permitted by the Agreement shall be given to the Warrant Holder at the address listed as below.

Attn: Dan Ye

Address: 22nd Floor, World Financial Center East Tower, 1 East 3rd Ring Middle

Road, Chaoyang District, Beijing, China

Tel: ******

Email: ******@sinopec.com

4.    Governing Law. This Deed of Adherence shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

Exhibit C

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED by Sinopec Capital Co., Ltd. (中国	)
石化集团资本有限公司)

By
in the presence of:
)
)

Name:
[Name of witness]

Address:

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